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                                                                 EXHIBIT 5.1


                               August 12, 1997


Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois  60045

    Re:   Registration Statement on Form S-8
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Gentlemen:

        We are acting as counsel to Wintrust Financial Corporation (the "Company") in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to up to 2,206,304 shares of the Company's common stock, without par value (the "Common Stock"). The Common Stock is issuable under, or has been issued under predecessors to, the Wintrust Financial Corporation 1997 Stock Incentive Plan (the "Incentive Plan") and the Wintrust Financial Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan")(collectively, the "Plans"). The opinion set forth below relates only to the Common Stock issuable under the Plans which are covered by the Registration Statement.

        In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Articles of Incorporation and the By-Laws of the Company, the Wintrust Financial Corporation 1997 Stock Incentive Plan and the Wintrust Financial Corporation Employee Stock Purchase Plan, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. In making such examination, we have assumed as true, without independent review or verification, facts certified to us by certain executive officers of the Company and by public officials.

        Based on the foregoing, we are of the opinion that the 2,187,359 shares of Common Stock when issued by the Company in accordance with the Plans will be, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

        The opinion expressed herein is limited to the Federal securities laws and the laws of the State of Illinois currently in effect.

        We hereby consent to the use of this opinion in connection with the Registration Statement and to references to our firm therein.

                                        Sincerely yours,



                                        VEDDER, PRICE, KAUFMAN & KAMMHOLZ